Exhibit 16.1

LETTER FROM LARRY O'DONNELL CPA, P.C.

                           Larry O'Donnell, CPA, P.C.

Telephone:  (303) 745-4545                              2228 South Fraser Street
Fax:        (303) 369-9384                              Unit I
                                                        Aurora, Colorado  80014

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We previously served as the independent registered accountant for Azonic Corporation (the "Corporation"). On May 9, 2005 we were dismissed as independent accountants of the Corporation. We have read the Corporation's statements included under Item 4.01 of its Form 8-K for May 9, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with the statement that the Corporation's board of directors approved the dismissal of Larry O'Donnell CPA, P.C. and approved the retaining of Rotenberg & Co. LLP as the Corporation's independent registered accounting firm.


/s/ LARRY O'DONNELL CPA, P.C.
-----------------------------

May 10, 2005